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                                   EXHIBIT (a)

                              LETTER TO UNITHOLDERS


                                      AIMCO
                   AIMCO/BETHESDA HOLDINGS ACQUISITIONS, INC.
                    c/o River Oaks Partnership Services, Inc.
                                  P.O. Box 2065
                         S. Hackensack, N.J., 07606-2065
                                 (888) 349-2005



                              AN IMPORTANT REMINDER
================================================================================

Dear Limited Partner:

         We recently mailed you tender offer documents offering to acquire your units of assignee limited partnership interest in OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP FOR $845 IN CASH. As you know, our affiliates recently acquired interests in certain entities affiliated with Oxford Realty Financial Group, Inc. and now control the managing general partner of your partnership. OUR OFFER PRICE IS AT LEAST EQUAL TO THE REAL ESTATE VALUES FOR YOUR PARTNERSHIP USED IN SUCH TRANSACTIONS.

         If you tender all of your units, you will avoid receiving the related Form K-1s for 2001 and being required to include that information in your 2001 tax return.

         Our offer is not subject to any minimum number of units being tendered. YOU WILL NOT BE REQUIRED TO PAY ANY COMMISSIONS OR FEES IN CONNECTION WITH ANY DISPOSITION OF YOUR UNITS PURSUANT TO OUR OFFER.

         The offer is scheduled to expire on November 7, 2000. If you have not already done so, please remember, that to accept our offer the enclosed Acknowledgement and Agreement must be received before November 7, 2000.

         If you have any questions or need assistance in completing the enclosed Letter of Transmittal, please contact our information agent, River Oaks Partnership Services, Inc., toll free, at (888) 349-2005.


    IF YOU HAVE ALREADY RESPONDED TO OUR OFFER, PLEASE DISREGARD THIS LETTER.

                   AIMCO/BETHESDA HOLDINGS ACQUISITIONS, INC.




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